Exhibit 99.1

Flutter Entertainment plc Announces Intention to Delist from the London Stock Exchange

New York, United States and Dublin, Ireland - June 12, 2026 - Flutter Entertainment plc (“Flutter” or the “Company”) (NYSE: FLUT; LSE: FLTR), the world’s leading online sports betting and gaming company, today announces its intention to delist its ordinary shares from the London Stock Exchange (“LSE”) with effect from 8.00 a.m. (London time) on Monday August 3, 2026 (the “LSE Delisting”).

Flutter’s shares will continue to be listed and admitted to trading on the New York Stock Exchange (“NYSE”) under the symbol “FLUT” following the LSE Delisting and, once the LSE Delisting takes effect, Flutter’s ordinary shares will only be listed on the NYSE.

Background to and Reasons for the LSE Delisting

On May 7, 2026, the Company announced, as part of its Q1 Financial Results, that it was undertaking a review of its LSE listing. As part of the review of its listing structures, the Company carefully considered, among other things, the level of trading activity in its shares on the LSE as well as the additional cost, and regulatory and administrative obligations arising from retaining the LSE listing, and concluded that it is in the best interests of the Company and its shareholders to proceed with the LSE Delisting.

LSE Delisting Process

The Company has requested the UK Financial Conduct Authority (“FCA”) to cancel the listing of its shares on the Official List of the FCA, and to request the LSE to cancel the admission to trading of those ordinary shares on the main market for listed securities of the LSE.

For the purposes of FCA Listing Rule 21.2.17, the Company is required to give at least 20 business days’ notice of the LSE Delisting. It is expected that the LSE Delisting will become effective at 8.00 a.m. (London time) on Monday August 3, 2026, such that the last day of trading in Flutter’s ordinary shares on the LSE will be Friday July 31, 2026.

Frequently Asked Questions and Shareholder Helpline

To assist shareholders in preparing for the LSE Delisting, the Company has prepared answers to Frequently Asked Questions (“FAQ”), including details of actions that shareholders holding depositary interests issued by Computershare should take to ensure the continued efficient management of their shareholding following the LSE Delisting. The FAQ are available on the Company’s website at https://flutter.com/investors/shareholder-information/london-stock-exchange-listing/. The FAQ also includes contact details for the helplines available to assist shareholders.

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Contacts

Email:

Investor Relations: Investor.relations@flutter.com

Corporate Communications: corporatecomms@flutter.com

Company Secretarial: cosec@flutter.com

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our size and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, Snai, tombola, Betfair, MaxBet, Junglee Games, Adjarabet and Betnacional. We are the industry leader with $16,383m of revenue globally for fiscal 2025, up 17% YoY, and $4,304m of revenue globally for the quarter ended March 31, 2026.

Forward-Looking Statements

This announcement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “expect(s)”, “intends”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. In particular, statements regarding the expected timing and benefits of the LSE Delisting are forward-looking in nature. Actual results or developments may differ materially from those expressed in, or implied by, the forward-looking statements. In addition, we may incur additional or unexpected costs in connection with the matters discussed in this announcement.

Factors that could cause Flutter’s results and developments to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of Flutter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission (the “SEC”) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Flutter undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.